Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statements (No. 333-150772) on Form S-8 of our report dated June 28, 2011 appearing on the annual report Form 11-K of Owens Corning Savings and Security Plan for the year ended December 31, 2010.

Toledo, Ohio

June 28, 2011

/s/ Plante & Moran, PLLC